UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2016

VirtualScopics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52018	04-3007151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

500 Linden Oaks

Rochester, New York 14625

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On May 11, 2016, VirtualScopics, Inc., a Delaware corporation (“VirtualScopics”), became a wholly-owned subsidiary of BioTelemetry, Inc., a Delaware corporation, (“BioTelemetry”), pursuant to the terms of the Agreement and Plan of Merger, dated as of March 25, 2016 (the “Merger Agreement”), by and among BioTelemetry, BioTelemetry Research Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of BioTelemetry (“Merger Sub”), and VirtualScopics. Pursuant to the Merger Agreement, Merger Sub merged with and into VirtualScopics, with VirtualScopics (the “Surviving Corporation”) surviving as a wholly-owned subsidiary of BioTelemetry (the “Merger”).

Pursuant to the terms of the Merger Agreement, on April 8, 2016, Merger Sub commenced an offer to purchase for cash (i) all outstanding shares of common stock of VirtualScopics, par value $0.001 per share (the “Common Shares”), at a purchase price of $4.05 per Common Share, (ii) all outstanding shares of Series A Convertible Preferred Stock of VirtualScopics, par value $0.001 per share (the “Series A Preferred Shares”), at a purchase price of $336.30 per Series A Preferred Share, (iii) all outstanding shares of Series B Convertible Preferred Stock of VirtualScopics, par value $0.001 per share (the “Series B Preferred Shares”), at a purchase price of $336.30 per Series B Preferred Share and (iv) all outstanding shares of Series C-1 Convertible Preferred Stock of VirtualScopics, par value $0.001 per share (the “Series C-1 Preferred Shares,” and collectively with the Common Shares, the Series A Preferred Shares and the Series B Preferred Shares, the “Shares”), at a purchase price of $920.00 per Series C-1 Preferred Share in each case, net to the seller thereof in cash, without interest thereon and less any applicable withholding taxes (the “Offer”). The Offer expired at 5:00 p.m., New York City time, on Monday, May 9, 2016, and was not extended. American Stock Transfer & Trust Company, LLC, in its capacity as depositary and paying agent for the Offer, advised BioTelemetry and Merger Sub that, as of the expiration of the Offer, a total of 1,968,869 Common Shares (excluding Shares delivered by Notice of Guaranteed Delivery for which certificates were not yet delivered), 1,600 Series A Preferred Shares, 600 Series B Preferred Shares and 3,000 Series C-1 Preferred Shares were validly tendered in, and not properly withdrawn from, the Offer, representing approximately 68.6% of the outstanding voting power of the Shares and 100% of the outstanding Series C-1 Preferred Shares. Additionally, Notices of Guaranteed Delivery had been received with respect to approximately 35,594 Common Shares.

The number of Shares tendered in the Offer satisfied the Minimum Tender Conditions and all of the other conditions to the Offer were satisfied. Accordingly, the Merger Sub accepted for payment, in accordance with the terms of the Offer, all Shares that were validly tendered and not properly withdrawn prior to the expiration of the Offer (including all Shares delivered through Notices of Guaranteed Delivery), and payment for such Shares was made promptly to the depository in accordance with the terms of the Offer.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, following the completion of the Offer, BioTelemetry effected the Merger. At the effective time of the Merger (the “Effective Time”) (i) each holder of Common Shares issued and outstanding immediately prior to the Effective Time became entitled to receive per share consideration of $4.05 in cash (the “Common Merger Consideration”), (ii) each holder of Series A Preferred Shares issued and outstanding immediately prior to the Effective Time became entitled to receive per share consideration of $336.30 in cash (the “Series A Merger Consideration”), (iii) each holder of Series B Preferred Shares issued and outstanding immediately prior to the Effective Time became entitled to receive per share consideration of $336.30 in cash (the “Series B Merger Consideration”) and (iv) each holder of Series C-1 Shares issued and outstanding immediately prior to the Effective Time became entitled to receive per share consideration of $920.00 in cash (the “Series C-1 Merger Consideration”). At the Effective Time, Shares held by VirtualScopics, BioTelemetry or Merger Sub, or any other subsidiary of BioTelemetry, were cancelled and ceased to exist, and Shares held by any subsidiary of VirtualScopics were converted into shares of common stock of the Surviving Corporation. In addition, immediately prior to the Effective Time, each option to purchase Common Shares (each a “Stock Option”) that was outstanding became fully exercisable (whether vested or unvested). To the extent any Stock Option was not exercised immediately prior to the Effective Time, such Stock Option was cancelled and the holder of such Stock Option became entitled to receive an amount in cash equal to the product of (A) the positive excess, if any, of (1) the Common Merger Consideration over (2) the exercise price per Common Share then in effect in respect of such Stock Option, and (B) the aggregate number of Common Shares subject to such Stock Option immediately prior to the Effective Time.

The description of the Merger and the Merger Agreement contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of VirtualScopics’ Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2016.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, VirtualScopics terminated the Loan and Security Agreement, dated as of August 7, 2015, by and among VirtualScopics and Silicon Valley Bank (the “Loan Agreement”). At the Effective Time, no amounts were outstanding under the Loan Agreement.

The information set forth under Item 5.02 is incorporated into this Item 1.02 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introduction is incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, VirtualScopics requested that the NASDAQ Stock Market (the “NASDAQ”) suspend trading of the Common Shares immediately prior to market open on May 11, 2016, remove the Common Shares from listing on the NASDAQ, and file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Common Shares and the deregistration of the Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). VirtualScopics intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Common Shares and suspending VirtualScopics’ reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

Upon the Effective Time, holders of VirtualScopics Shares immediately prior to the Effective Time ceased to have any rights as stockholders of VirutalScopics (other than their right to receive the applicable Merger Consideration). The information set forth under the Introduction and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth under the Introduction is incorporated into this Item 5.01 by reference. Upon the Effective Time, a change in control of VirtualScopics occurred and VirtualScopics became a wholly owned subsidiary of BioTelemetry.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (d)

At the Effective Time, Eric Converse, Robert G. Klimasewski, Bruce L. Lev, Charles E. Phelps, Terence A. Walts, Michael Woehler, and Andrew Levitch ceased serving as directors of VirtualScopics. Concurrently, Joseph H. Capper, Heather C. Getz and Peter Ferola became the directors of VirtualScopics. Additionally, on May 11, 2016, VirtualScopics entered into a separation and release agreement with Eric Converse (the “Converse Release Agreement”).

On May 11, 2016, Mr. Converse’s employment with VirtualScopics terminated and such termination was treated as a termination without cause in accordance with the terms of his employment agreement with VirtualScopics, which was previously filed with the SEC. As a condition to receiving the separation payments and benefits to which he was entitled under his employment agreement, which included a change of control bonus equal to $243,750 and a continuation of base salary for six months, Mr. Converse was required to execute a release and waiver of claims in favor of VirtualScopics, BioTelelmetry and their subsidiaries and affiliates. In addition, Mr. Converse continued to remain subject to certain confidentiality and non-competition covenants.

The foregoing summary description of the Converse Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Converse Release Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference as though fully set forth herein.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

From and after the Effective Time, the certificate of incorporation and bylaws of VirtualScopics in effect immediately prior to the Effective Time were amended and restated in their entirety to read as the certificate of incorporation and bylaws of Merger Sub (except for (i) the name of the corporation, which was revised to “VirtualScopics, Inc.,” and (ii) the name of the incorporator, which was deleted). VirtualScopics’ amended and restated certificate of incorporation and bylaws which are filed as Exhibits 3.1 and 3.2, respectively, hereto, are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

2.1	Agreement and Plan of Merger, dated March 25, 2016, by and among BioTelemetry, Inc., BioTelemetry Research Acquisition Corporation, and VirtualScopics, Inc. (incorporated by reference to Exhibit 2.1 of VirtualScopics, Inc.’s Current Report on Form 8-K filed with the SEC on March 25, 2016).

3.1	Amended and Restated Certificate of Incorporation of VirtualScopics, Inc.

3.2	Amended and Restated Bylaws of VirtualScopics, Inc.

10.1	Separation and Release Agreement by and between VirtualScopics, Inc. and Eric Converse.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2016

VIRTUALSCOPICS, INC.

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

Exhibit Index

Number	Exhibit

2.1	Agreement and Plan of Merger, dated March 25, 2016, by and among BioTelemetry, Inc., BioTelemetry Research Acquisition Corporation, and VirtualScopics, Inc. (incorporated by reference to Exhibit 2.1 of VirtualScopics, Inc.’s Current Report on Form 8-K filed with the SEC on March 25, 2016).

3.1	Amended and Restated Certificate of Incorporation of VirtualScopics, Inc.

3.2	Amended and Restated Bylaws of VirtualScopics, Inc.

10.1	Separation and Release Agreement by and between VirtualScopics, Inc. and Eric Converse.